Exhibit 10.1

THIS PROMISSORY NOTE PROVIDES FOR A LUMP SUM PAYMENT OF PRINCIPAL AND ACCRUED INTEREST, WHICH OBLIGATION MAY IMPOSE A SUBSTANTIAL FINANCIAL OBLIGATION ON THE MAKER.

UNSECURED PROMISSORY NOTE (the “Note”)

October 31, 2024

Principal Amount: USD$125,914.00 Deerfield Beach, Florida

FOR VALUE RECEIVED, Capstone Companies, Inc., a Florida corporation, (the “Maker”) promises to pay to the order of Coppermine Ventures, LLC, a Maryland limited liability company, (“Payee”), or Payee’s registered assigns or successors in interest, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND NINE HUNDRED FOURTEEN DOLLARS AND NO CENTS ($125,914.00) (“Principal”) in lawful money of the United States of America and on the terms and conditions described below. The Note evidences a loan of the Principal made to Maker by Payee in good funds on deposit, which Principal amount shall be wired to Maker by Payee on October 31, 2024, or within one (1) Business Day thereafter, to the Maker’s bank account set forth in a signed written notice by Maker to the Payee, which signed written notice has been provided to Payee prior to October 31, 2024. Exhibit One hereto sets forth the principal business address of Payee. Maker and Payee may also be referred to individually as a “party” and collectively as the “parties” below.

1. Principal. The Principal balance of this Note shall be payable by the Maker on the earlier to occur of: (i) July 31, 2025 (“Maturity Date”); (ii) the date that the Maker ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or ceases to have shares of its Common Stock, $0.0001 par value per share, (“Common Stock”) quoted on any tier of The OTC Markets Group, Inc. (“OTC”); or (iii) the date that Maker’s board of directors approves a plan of complete liquidation of the Maker (the foregoing triggering date being referred to as the “Maturity Date”). The Principal may be prepaid at any time at the election of Maker without penalty. Under no circumstances shall any individual, including, but not limited to, any executive officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker under this Note. All amounts due on this Note shall be due and payable without set-off, counterclaim or any other deduction whatsoever.

2. Interest. Simple annual interest shall accrue on the unpaid Principal balance of this Note at SEVEN PERCENT (7%) (“Interest”). All accrued Interest shall be added to and become part of the Principal amount outstanding under this Note and all unpaid Principal and unpaid accrued Interest thereon shall be due and payable in full and in a lump sum payment due on the Maturity Date. Interest shall be computed on the basis of a three hundred sixty-five (365) day year, with any calculation based on actual days elapsed.

3. Application of Payments. (a) Order. All payments made hereunder shall be made in name of the Payee and shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to the reduction of the unpaid Principal balance of this Note and then finally applied to the Interest accrued on the Principal.

(b) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means any day, except: (i) any Saturday; (ii) any Sunday; (iii) any other day which is a federal legal holiday in the United States; or (iv) any day on which commercial banking institutions in the Broward County, Florida are authorized or required by law or other governmental action to close.

4. Events of Default. The following shall constitute an event of default of this Note (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any payment of Principal or accrued Interest thereon on the Maturity Date, provided, that the Maker will have five (5) days after the Maturity Date to cure the late payment by payment in full of all sums due under this Note.

(b) Voluntary Bankruptcy. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency or other similar law, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(d) Maker breaches Section 6(a) or Section 6(b) of this Note, which breach is not cured within five (5) days after the date of the breach.

(e) Maker breaches Section 1 of a certain Management Transition Agreement dated same date as this Note or thereabouts, by the Maker and Payee (“MT Agreement”), which breach is not timely remedied in accordance with the terms of the MT Agreement.

5. Remedies. Upon the occurrence and during the continuance of an Event of Default specified in Section 4(a) (b), (c), (d) or (e) above, and expiration of any cure period without the Event of Default being cured in full, then the unpaid Principal amount of this Note and unpaid Interest accrued thereon, as well as all other sums due under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

6. Senior Debt; Use of Proceeds. (a) Senior Debt. This Note is not secured by any collateral or secured interest. The debt evidenced by this Note is unsecured, but that debt shall be senior to any debt owed by Maker to Stewart Wallach, a director and officer of the Maker, Jeffrey Postal, a director of the Maker, or any entity owned or controlled by the aforesaid persons (excepting the Maker) (individually, an “Insider Obligee” and collectively, “Insider Obligees”). Maker shall not make any payment on, or settle or make an accord of, any debts owed to any Insider Obligee as long as any sum is owed under this Note to the Payee and without the prior written consent of the Payee.

(b) Use of Proceeds. Payee will loan in full the Principal to Maker in good funds on deposit, (“Loan”) by wire transfer to Maker’s specified corporate bank account and will do so on or before October 31, 2024, or within one (1) Business Day thereafter. The Principal shall be used by the Maker solely to pay the debt obligations listed in Exhibit Two hereto (the “Approved Payments”). Payee will pay wire transfer fees for wire transfer of the Principal to Maker and Payee will not add the wire transfer fees to the Principal or other sums due under this Note. The making of the Loan by Payee to Maker is a condition to the obligations of Maker under this Note.

7. Waivers. Except as required for a breach of Section 1 of the MT Agreement, the Maker, and any endorsers and guarantors of and any sureties for, this Note, each waive: (a) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note; (b) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note; or (c) all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

8. Unconditional Liability. Maker agrees that its liability under this Note shall be unconditional, without regard to the liability of any other person or entity, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally by hand courier or sent by first class registered or certified mail, or recognized national overnight courier service to the principal executive address of record of the Maker, or to the address set forth in Exhibit One hereto for Payee, (ii) by facsimile to the telephone number most recently provided to such party or the facsimile telephone number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally; or on the Business Day following receipt of written confirmation, if sent by facsimile or electronic transmission; or one (1) Business Day after delivery by a nationally recognized overnight courier service; or seven (7) days after date of certified or registered mail mailing through the U.S Postal Service.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Entire Agreement; Amendment; Waiver. This Note sets forth the entire agreement of the Maker and Payee in respect of the Loan. Exhibit One hereto and Exhibit Two hereto are incorporated herein by reference. Any amendment of this Note or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee. This Note is not conditioned upon, and does not obligate either party to negotiate, enter into or consummate any other agreement or transaction with the other party. This Note supersedes all prior agreements, instruments, commitments, obligations and undertaking of the parties or by a party, whether oral or written or electronic transmission, excepting the Mutual Non-Disclosure Agreement between the parties, dated October 8, 2024, and the MT Agreement (if and when signed).

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required written consent shall be void.

14. Acknowledgment. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Payee understands that the acquisition of this Note involves substantial risk due to the Maker’s lack of revenue producing operations, debts and minimal cash resources. Payee acknowledges that it is able to fend for itself, can bear the economic risk of making the Loan, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of making the Loan and protecting its own interests in connection with this Loan. Prior to receipt of this Note, the Payee has had a reasonable opportunity to review the business and financial reports and filings of the Maker with the U.S. Securities and Exchange Commission or “SEC” as well as ask questions about the Maker and its business and financial affairs and receive answers to those questions. Maker and Payee have each had a reasonable opportunity to consult its own legal counsel and its own financial advisors about this Note and the Loan prior to execution of this Note. The Loan is a standalone commercial transaction and is not conditioned upon, made in reliance upon, or requiring consummation of any other agreement or transaction between the parties. Parties have only relied on the representations expressly stated in this Note in deciding to execute this Note and, for Payee, in making the Loan under this Note.

15. Successors. The rights and obligations of the Maker and Payee hereunder shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

16. Valid Corporate Debt. The debt evidenced by this Note is a valid corporate debt of the Maker.

17. Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver: (a) in exchange and substitution for and upon cancellation of a mutilated Note, a New Note for the unpaid Principal of the Note; or (b) or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the unpaid Principal amount of this Note so lost, stolen or destroyed, but only upon receipt of evidence of the loss, theft or destruction of the Note that is reasonably satisfactory to the Maker.

18. Execution and Counterparts. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and instrument and shall become effective when counterparts have been signed by Maker and Payee and exchanged by the Maker and Payee. It is understood that both Maker and Payee need not sign the same counterpart and may sign on separate signature pages. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such a signature shall create a valid and binding obligation of the Maker or Payee, as the case may be, executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

19. Remedies and Other Obligations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance or other injunctive relief). Amounts set forth or provided for herein with respect to payments, (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker shall provide all information and documentation to the Payee that is reasonably requested by the Payee to enable the Payee to confirm the Maker’s compliance with the terms and conditions of this Note.

20. Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CAPSTONE COMPANIES, INC., a Florida corporation

By: /s/Stewart Wallach Date: October 31, 2024

Stewart Wallach, Chief Executive Officer

SEEN AND AGREED BY:

PAYEE: Coppermine Ventures, LLC, a Maryland limited liability company

By: /s/Alexander Jacobs Date: October 31, 2024

Alexander Jacobs, Managing Member/Manager

Exhibit One: Payee Name and Principal Business Address

Payee is (print full legal name and, if an entity, state or jurisdiction of organization or incorporation):

Coppermine Ventures, LLC, a Maryland limited liability company

13100 Beaver Dam Rd.

Hunt Valley, Maryland 21030

Email:

Attn: Alexander Jacobs

Exhibit Two

Capstone Companies, Inc.

Projected Future Expenses through Sept 30, 2024

Use of Proceeds

Capstone Companies, Inc.

Projected Future Expenses through Sept. 30, 2024

All amounts in U.S. Dollars

1. Public Company Compliance/Regulatory Expenses [1]: $43,140

2. Legal/Accounting Expenses [2]: $34,934

3. Insurance Expense [3]: $17,286

4. Consulting and Compliance Expenses [4]: $19,372

5. Software/Operating Expenses [5]: $11,182

Total Projected Operating Costs through

Sept. 30, 2024, $125,914

Footnotes:

[1] SEC Fees; OTC Market Fees; Shareholder Services; Investor Relations; Audit fees

[2] Tax, Accounting, and Legal Services

[3] Directors and Officers Insurance premium

[4] Technical consultant and product compliance services

[5] General Operating costs: software licenses, phones, bank fees, etc.

Additional Notes:

{A}There is no provision for payroll costs for Stewart Wallach and George Wolf as their salaries have been deferred through 2024

{B} Capstone currently maintains a remote work environment, there are no Lease/Rent/CAM expenses or Travel/Entertainment expense included in the above projection.